                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          WILSON BANK HOLDING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: Common Stock, par value $ per share.

    (2) Aggregate number of securities to which transaction applies: N/A.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __.

    (4) Proposed maximum aggregate value of transaction: $______________.

    (5) Total fee paid: $__________.

[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           WILSON BANK HOLDING COMPANY
                               LEBANON, TENNESSEE
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wilson Bank Holding Company:

         The Annual Meeting of Shareholders (the "Annual Meeting") of Wilson Bank Holding Company (the "Company") will be held on Tuesday, April 13, 1999 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:

         (1) To elect thirteen (13) directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified;

         (2) To approve the 1999 Stock Option Plan;

         (3) To approve the amendment to the Company's Charter to remove the grant of preemptive rights to shareholders;

         (4) To ratify the appointment of Maggart & Associates, P.C. as auditors for the Company for 1999; and

         (5) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Only shareholders of record at the close of business on March 15, 1999 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

         Shareholders who comply with Chapter 23 of the Tennessee Business Corporation Act (the "TBCA") will have the right to dissent from the removal of preemptive rights to shareholders and to obtain payment of the fair value of their shares. A copy of Chapter 23 of the TBCA is attached as Appendix A to the accompanying Proxy Statement. Please see the Section entitled "Dissenters' Appraisal Rights" in the attached Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.


                                    By Order of the Board of Directors,

                                    /s/ Jerry L. Franklin
                                    --------------------------------------------
                                    Jerry L. Franklin, Secretary

March 15, 1999


YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                           WILSON BANK HOLDING COMPANY
                               LEBANON, TENNESSEE

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the "Company") of proxies for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 13, 1999, at the Company's main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 15, 1999.

         All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         Only holders of record of the Company's common stock, par value $2.00 per share (the "Common Stock"), at the close of business on March 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 1,455,289 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders, besides those proposed in this Proxy Statement, shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting besides those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and "non-votes" are accounted as "present" in determining whether a quorum is present. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

         Wilson Bank and Trust (the "Bank") is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Bank has a wholly-owned subsidiary, Hometown Finance, Inc. (the "Finance Company"), a finance company organized under The Tennessee Industrial Loan and Thrift Companies Act. The Company also owns 50% of DeKalb Community Bank ("DCB"), located in Smithville, Tennessee and 50% of Community Bank of Smith County ("CBSC"), located in Carthage, Tennessee. Except as otherwise stated, or as the context otherwise requires, the information contained herein relates to the Company and the Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         There are no persons who are the beneficial owners of more than 5% of the Company's Common Stock, its only class of voting securities.

         The following table shows the beneficial ownership of the Company's Common Stock by all directors, each of the named executive officers set forth herein and the directors and executive officers of the Company as a group (a total of 18 persons) on March 15, 1999.

                                        AMOUNT AND NATURE
NAME AND ADDRESS OF                       OF BENEFICIAL                    PERCENT OF
BENEFICIAL OWNER (1)                        OWNER(2)                        CLASS(%)
--------------------                        --------                        --------
Charles Bell                                 27,808                           1.91
Jack W. Bell                                 17,957(3)                        1.23
Mackey Bentley                               15,605                           1.07
J. Randall Clemons                           20,424(4)                        1.40
James F. Comer                               11,074(5)                        0.76
Jerry L. Franklin                            19,738(6)                        1.36
John B. Freeman                              18,485                           1.27
Marshall Griffith                             9,180                           0.63
Harold R. Patton                             13,800(7)                        0.95
James Anthony Patton                         11,781                           0.81
H. Elmer Richerson                            1,365                           0.10
John R. Trice                                26,148(8)                        1.79
Robert T. VanHooser                           3,464(9)                        0.23
Executive officers and
    directors as a group                    214,884                          14.77
    (18 persons)

------------------

(1) The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3) Includes 748 shares held by or on behalf of Mr. J. Bell's children and/or other dependents.

(4) Includes 1,556 shares held by or on behalf of Mr. Clemons' children and/or other dependents, and 366 shares held by Mr. Clemons' wife.

(5) Includes 1,210 shares held by or on behalf of Mr. Comer's children and/or other dependents.

(6) Includes 886 shares held by or on behalf of Mr. Franklin's children and/or other dependents.

(7)      Includes 897 shares held by Mr. H. Patton's wife.

(8)      Includes 6,094 shares held as trustee by Mr. Trice.

(9) Includes 2,309 shares held jointly by Mr. VanHooser's wife and children.

                      PROPOSAL NO.1: ELECTION OF DIRECTORS

         Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The Company's by-laws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Board of Directors. Pursuant to recommendation of the Board of Directors, the exact number of directors has been increased from twelve to thirteen and the Board of Directors has nominated thirteen individuals to stand for election at the 1999 Annual Meeting. Proxies may not be voted for a greater number of directors than thirteen.

         Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. Mr. Richerson currently is an executive vice president of the Bank and was appointed to the Board of Directors of the Company in the fall of 1998. This is the first time that Mr. Richerson has stood for election to the Board of Directors. While the Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the current Board of Directors.

         The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named.


                                                                         Current Position; Business
                                                     Director              Experience During Past
    Nominee                                Age         Since                    Five Years (1)
    -------                                ---         -----                    --------------
Charles Bell (2) (4)                       60          1993       Director; Consultant (1995-Present) and
                                                                  President (until 1995) - Lebanon Aluminum
                                                                  Products, Inc.
Jack W. Bell (2) (5)                       40          1987       Director; Owner - Jack W. Bell Builders, Inc.;
                                                                  Vice President  of Operations - Lebanon
                                                                  Aluminum Products, Inc. (until 1995)
Mackey Bentley                             54          1987       Director; President - Bentley's Electric
                                                                  Company, Inc.
J. Randall Clemons(4)(5)                   46          1987       President; Chief Executive Officer and Director
                                                                  of the Company (since 1992); President, Chief
                                                                  Executive Officer and Director of the Bank
James F. Comer (4)                         40          1996       Director; Owner - Comer Farms; Vice President -
                                                                  Lending and Account Executive of Farm Credit
                                                                  Services of America (1980-1995)
Jerry L. Franklin                          60          1987       Director; Owner as franchisee of Ponderosa
                                                                  Restaurants
John B. Freeman                            59          1987       Director, Chairman - Auto Parts and Service
                                                                  Company, Inc.
Marshall Griffith                          60          1987       Director; Businessman - Evergreen Company;
                                                                  Senior Vice President - Fidelity Federal Savings
                                                                  and Loan of Nashville, Tennessee prior thereto
Harold R. Patton (3)                       63          1987       Director; General Manager - Wilson Farmers'
                                                                  Cooperative
James Anthony Patton (3)                   38          1987       Director; Salesman - Custom Packaging,
                                                                  Incorporated
H. Elmer Richerson                         46          1998       Vice President of the Bank from 1989 until 1994
                                                                  and Executive Vice President of the Bank
                                                                  since 1994
John R. Trice (5)                          66          1991       Director (Chairman of the Board); Owner - Trice
                                                                  Bookkeeping, Appraisal and Accounting Services
Robert T. VanHooser, Jr. (5)               69          1991       Director; Retired Business Development Officer
                                                                  - Wilson Bank and Trust 1991 - 96


-----------------
(1) All directors serve on the Boards of Directors of the Company, the Bank and the Finance Company.
(2)      Charles Bell is the father of Jack W. Bell.
(3)      Harold R. Patton is the father of James Anthony Patton.
(4) Messrs. Clemons, Comer and Charles Bell serve on the Board of Directors of CBSC.
(5) Messrs. Clemons, Trice, VanHooser and J. Bell serve on the Board of Directors of DCB.

DESCRIPTION OF THE BOARD AND COMMITTEES OF THE BOARD

         Each of the Company's directors is elected at the Annual Meeting and serves until the next Annual Meeting and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. Through July 1, 1998, each director received $1,100 per month for his services as a director of the Company and received $650 for each Board of Directors' meeting of the Bank and $350 for each committee meeting of the Bank he attended, not to exceed $1,350 per month. From July 1, 1998 through December 31, 1998, each director received $1,350 per month for his services as a director of the Company and $750 for each Board of Directors' meeting of the Bank and $400 for each committee meeting of the Bank he attended, not to exceed $1,350 per month. In addition, a one-time fee was paid of $1,000.00 to directors of the Company plus $1,317.50 to directors of the Bank for the two planning retreats held during 1998.

         The Company does not have an executive compensation or nominating committee. The respective Board of Directors of the Company and the Bank, based upon recommendations by the Personnel Committee, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Board of Directors of the Company and the Bank also acts as a nominating committee for directors and officers for the Company and the Bank by developing general criteria concerning the qualifications and selection of directors and officers, (including recommendations made by shareholders of the Company) and recommends candidates for such positions. Shareholder recommendations must be in writing to the attention of the Board of Directors and describe reasons why he or she finds the recommended person to be a qualified candidate. The Company does not have an Audit Committee. The Bank, however, does have an Audit Committee, composed of Messrs. Trice, H. Patton, VanHooser, and T. Patton with Mr. Freeman serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing, and financial reporting practices of the Company and the Bank. The Audit Committee held four meetings during 1998.

         In addition to the Audit Committee, the Board of Directors of the Bank has ten standing committees consisting of the Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing, and Trust Committees. The Chairman of the Board of Directors of the Bank (Mr. VanHooser) and the President of the Bank (Mr. Clemons) are members of all the committees with the exception that Mr. Clemons is not on the Personnel Committee or Audit Committee.

         The Executive Committee is composed of Messrs. Franklin, H. Patton, Griffith and Trice with Mr. Comer serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held nine meetings during 1998.

         The Personnel Committee, composed of Messrs. Bentley, H. Patton and Comer with Mr. J. Bell serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel. This committee held five meetings during 1998.

         The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of five permanent members, Messrs. C. Bell,
J. Bell, Comer and Griffith, with T. Patton serving as Chairman and two "temporary" members, who served for two quarters. During 1998, Messrs. Bentley, Freeman, H. Patton and Franklin each served as temporary members for two quarters. In addition, Messrs. Trice and VanHooser served as advisory members. The Finance Committee held twenty-two meetings during 1998.

         The Marketing Committee is composed of Messrs. Bentley, Franklin and Griffith with Mr. H. Patton serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 1998.

         The Building Committee is composed of Messrs. C. Bell, J. Bell and T. Patton with Mr. Bentley serving as Chairman. This committee makes recommendations to the Company's and the Bank's Board of Directors on the immediate and future building needs of the Company and the Bank. This committee held seven meetings during 1998.

         The Investment Committee is composed of Messrs. Freeman, Griffith and Trice with Mr. C. Bell serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held twelve meetings during 1998.

         The Long Range Planning Committee is composed of Messrs. C. Bell, J. Bell and Comer with Mr. Trice serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held three meetings in 1998.

         The Data Processing Committee is composed of Mr. Comer with Mr. Franklin serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held four meetings during 1998. Mr. Comer and Mr. Franklin also serve as the Company's Year 2000 Committee, a sub-committee of the Data Processing Committee. The Company's Year 2000 Committee is charged with investigating the Company's Year 2000 readiness, and making recommendations to the Company regarding solutions to Year 2000 issues. In 1998, the Year 2000 Committee held seven meetings.

         The Trust Committee, composed of Messrs. Franklin, Freeman and T. Patton with Mr. Griffith serving as Chairman, is charged with the oversight of the Bank's trust activities. This committee held eleven meetings during 1998.

         During the fiscal year ended December 31, 1998, the Board of Directors of the Bank held nineteen meetings while the Board of Directors of the Company met thirteen times. All incumbent directors attended more than 90% of the aggregate number of meetings of both the Bank's and the Company's Board of Directors and the committees on which they served.

EXECUTIVE COMPENSATION

         The following table provides information as to annual, long-term or other compensation during fiscal years 1998, 1997 and 1996 for Mr. Clemons, the Company's Chief Executive Officer and the one other executive officer of the Company or the Bank with total compensation over $100,000.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

  NAME AND PRINCIPAL                                                                 All Other
       POSITION                    Year           Salary            Bonus         Compensation(1)
       --------                    ----           ------            -----         ----------------

J. Randall Clemons,                1998          $165,000          $71,000            $15,221
  President and Chief              1997           148,887           61,000             13,125
   Executive Officer of            1996           138,072           43,500             11,496
   the Company and the Bank

H. Elmer Richerson,                1998          $115,000          $35,500            $13,893
  Executive Vice                   1997           104,082           30,500             10,896
   President of the Bank           1996            89,355           20,500              8,358

----------------------

(1) Represents the Company's matching grants under the Company's 401(k) plan.

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1998, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. H. Patton, Bentley, VanHooser and Comer with Mr. J. Bell serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. Mr. J. Bell is the owner of Jack W. Bell Builders, Inc., a construction company that received $1,281,000 from the Company in 1998 for the construction of two new buildings for the Company. Otherwise, there are no relationships among the Company's executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the Securities and Exchange Commission (the "SEC").

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to compensation of the Company's and the Bank's executive officers, including the Chief Executive Officer, for fiscal 1998 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Compensation of executive officers consists of a base salary, an annual bonus, and matching and profit-sharing contributions under the Company's 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). No member of the Personnel Committee served as an officer or employee of the Company or any of its subsidiaries during 1998.

         The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee believes that providing incentives to, and rewarding the performance of, the Company's officers enhances the profitability of the Company.

         In recommending the 1998 base salary of Randall J. Clemons, the Company's and the Bank's Chief Executive Officer, the Personnel Committee reviewed a Tennessee Banking Association ("TBA") 1998 survey of compensation levels for Chief Executive Officers of Middle Tennessee banks or bank holding companies with assets of $100-500 million. The Personnel Committee also reviewed the Chief Executive Officer compensation average for a specific six (6) bank cluster within Middle Tennessee taken from the TBA survey. Decisions regarding compensation were made in view of these sources of information with the intent to compensate the Chief Executive Officer with a comparable base salary.

         The Personnel Committee further considered the Bank's and the Company's overall financial performance in 1998 in recommending Mr. Clemons' base salary (including asset quality and growth, net income, earnings per share and return on equity compared to the previous year). For example, total assets for fiscal 1998 for the Company increased 22.8% compared with 1997, net income increased 22.9% and earnings per share increased 20.2% compared with 1997. Mr. Clemons' base salary increased 10.8 % in the same period. Notwithstanding disclosure of certain performance measures in this paragraph, the Personnel Committee's recommendations concerning Mr. Clemons' base salary were not based upon the attainment of any specific quantitative performance objectives.

         The base salary for Mr. Richerson was based on similar criteria and considerations.

         Executive officers are eligible for an annual cash bonus pursuant to a formula determined by the Board of Directors based upon the Company's net income for the fiscal year. In 1998, Mr. Clemons was eligible for, and received, $6,000 for the first $1.25 million of net income earned by the Company and $5,000 for each additional $250,000 of net income earned. Mr. Richerson was eligible for, and received, $3,000 for the first $1.25 million of net income earned by the Company and $5,000 for each additional $250,000 of net income earned.

         Employees, including executive officers, receive a matching grant of $.35 from the Company for each one dollar ($1) contributed by the employee. No employee is entitled to contribute more than $10,000. The Company contributes additional funds into each employee's 401(k) account under a profit-sharing arrangement based upon each employee's base salary as a percentage of the Company's total payroll.

         The compensation levels for fiscal 1998 for members of management other than Mr. Richerson and Mr. Clemons were established by the Personnel Committee based upon the recommendation of the Company's Chief Executive Officer, J. Randall Clemons. Mr. Clemons' recommendations regarding these salaries were based on considerations and criteria similar to those described above.

Jack W. Bell, Chairman
William Mackey Bentley
Harold Patton
Robert T. VanHooser, Jr.
James F. Comer

SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the percentage change in the unaudited total return on the Company's Common Stock against the cumulative total return of the NASDAQ Index and The Carson Medlin Company's Independent Bank Index between December 31, 1993 and December 31, 1998. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993 and that all dividends were reinvested.

[GRAPHIC OMITTED]

                                     1993     1994     1995    1996     1997     1998
                                     ----     ----     ----    ----     ----     ----
WILSON BANK HOLDING COMPANY          100      111      123     138      156      174
INDEPENDENT BANK INDEX               100      119      151     191      280      296
NASDAQ INDEX                         100       98      138     170      209      293

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.

         During 1998, John R. Trice Appraisals, Inc. was paid an aggregate of $273,000 for 776 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. The payments made by the Bank were reimbursed in full by the persons and/or entities whose properties were appraised.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent stockholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO 2:
                             1999 STOCK OPTION PLAN

         On January 25, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "1999 Plan"), subject to approval by the shareholders. Under the 1999 Plan, the Company may grant options with respect to the Company's Common Stock to officers and other key employees of the Company. The following is a summary of the 1999 Plan. This summary is qualified in its entirety by the actual terms of the 1999 Plan. Capitalized terms not otherwise defined herein are defined in the 1999 Plan.

         The number of shares of Common Stock reserved for issuance under the 1999 Plan will be 75,000 initially. Also, additional shares may be issued under the 1999 Plan in order that the total number of shares that may be issued during the term of the 1999 Plan will be equal to 5.0% of the shares of Common Stock then issued and outstanding, including those shares of Common Stock issued pursuant to the 1999 Plan.

         In order for compensation under options granted to the Chief Executive Officer and certain other executive officers to be exempt from the $1,000,000 limitation on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") a plan must specify, and shareholders must approve, a limitation on the number of shares that may be granted to any executive officers in any year. Under the 1999 Plan, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under the Section 162(m) of the Code will be eligible to receive awards under the 1999 Plan relating to more than 10,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum"). See "Section 162(m) Provisions" below.

         In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in the Company's corporate structure affecting the Common Stock, an appropriate substitution or adjustment will be made in the maximum number of shares that may be awarded under the 1999 Plan, in the number and option price of options then outstanding under the 1999 Plan and in the Section 162(m) Maximum.

         The 1999 Plan will be administered by a committee (the "Plan Committee") consisting of not less than two Non-Employee Directors. Actions taken by the Plan Committee regarding persons to whom stock options may be granted, the type of stock option, and the number of shares to be covered by each such award, among other actions specified in the 1999 Plan, will be subject to ratification by the Board of Directors. The initial Plan Committee will be the Personnel Committee of the Board of Directors.

         Awards under the 1999 Plan may be made to officers and other key employees of the Company or any of its subsidiaries or affiliates. The approximate number of employees who would potentially be eligible for awards under the 1999 Plan is fifty (50), based on the actual number of officers and an estimated number of key employees eligible for awards, but actual awards will be made only at the discretion of the Plan Committee as ratified by the Board of Directors.

         The Plan Committee shall have the authority to grant stock options, upon ratification of the Board of Directors. All decisions made by the Board of Directors and the Plan Committee pursuant to the 1999 Plan shall be final and binding on all persons, including the Company and participants in the 1999 Plan. The Board of Directors may delegate some or all of its authority under the 1999 Plan to the Plan Committee, consistent with the terms of the 1999 Plan.

         Stock Options. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Board of Directors and the Plan Committee will determine and may be granted alone, in addition to or in tandem with other awards granted under or outside of the 1999 Plan, but subject to the per person limitation on awards; provided, however, that ISOs may be granted only to employees of the Company, its subsidiaries or affiliates.

         A stock option will be exercisable, in whole or in part, at such times and subject to such terms and conditions as the Board of Directors and the Plan Committee may determine and over a term to be determined by the Board of Directors and the Plan Committee, which term will be no more than ten years after the date of grant, or no more than five years in the case of an ISO awarded to certain 10% shareholders. The option price for any ISO shall not be less than 100%, or 110% in the case of certain 10% shareholders, of the fair market value of the Common Stock as of the date of grant, and for any non-qualified stock option will not be less than 100% of the fair market value of the Common Stock as of the date of grant. Payment of the option price may be by check, note or such other instrument as the Board of Directors may accept or, in the case of a non-qualified stock option, in shares of Common Stock or shares of restricted stock or shares subject to such option or another award under the 1999 Plan having a fair market value equal to the option price.

         Upon termination of an optionholder's employment for cause, any stock options held will thereupon terminate. If an optionholder voluntarily terminates employment, stock options held will thereupon terminate; provided, however, that the Plan Committee, upon approval of the Board of Directors at the time of grant or (except in the case of ISOs) thereafter, may extend the exercise period for three months following termination or the balance of the option period, whichever is shorter. If an optionholder's employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's legal representative or legatee within the lesser of the remainder of the option period or one year from the date of death. Only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised or, except for an ISO, on such accelerated basis as determined by the Board of Directors and the Plan Committee at or after grant.

FEDERAL INCOME TAX ASPECTS OF THE 1999 PLAN

         The following is a brief summary of the federal income tax aspects of awards made under the 1999 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as long-term capital gain, and any loss sustained will be a capital loss; and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

                  If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

                  Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

SECTION 162(m) PROVISIONS

         Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation paid to the chief executive officer and certain other executive officers of publicly traded companies. Compensation paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Code. It is anticipated that compensation in respect of stock options granted under the 1999 Plan will qualify for an exemption as performance-based compensation under
Section 162(m) of the Code, if the exercise price per share for such options is at least equal to the fair market value per share of Common Stock on the date of grant.

OTHER PROVISIONS OF THE 1999 PLAN

         Options that may be granted under the 1999 Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable) if:

         1. any person or entity (including a "group" as defined in Section 13(d) of the Exchange Act), other than the Company or a wholly-owned subsidiary thereof or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of all securities of the Company that may be cast in the election of directors of the Company;

         2. as a result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor entity entitled to vote generally in the election of directors of the Company or any such successor, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

         3. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election by the Company's shareholders of such individuals first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

         4. the Board of Directors, upon recommendation from the Plan Committee, determines that a potential change in control has occurred as a result of either (a) shareholder approval of an agreement that would result in one of the events described above or (b) the acquisition of beneficial ownership, directly or indirectly, by any person, entity or group (other than the Company, any of its subsidiaries or any employee benefit plans of the

              Company) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities.

      Following the occurrence of any event that would result in the acceleration of vesting and exercisability as described above, the holders of stock options and other rights will, unless otherwise determined by the Board of Directors, receive cash equal to the difference between the highest price paid per share of Common Stock in any transaction reported on the Nasdaq stock market, or paid or offered in a bona fide transaction, during the 60 days immediately prior to the change in control or potential change in control event (the determination of such price to be determined by the Board of Directors except that, in the case of ISOs such price will be based only on transactions reported for the date on which the optionee exercises such option) and the exercise price of the option or other right.

      In addition to any other restrictions on transfer that may be applicable under the terms of the 1999 Plan or the applicable award agreement, no stock option granted under the 1999 Plan is transferrable by the participant without the prior written consent of the Board of Directors, or the Plan Committee if so delegated, other than (a) transfers by a participant to a member of his or her Immediate Family or a trust for the benefit of the participant or a member of his or her Immediate Family (except in the case of ISOs) or (b) transfers by will or by the laws of descent and distribution (the designation of a beneficiary will not constitute a transfer).

      The 1999 Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company. The Board of Directors, or the Plan Committee if so delegated, will be authorized to create trusts or make other arrangements to meet the Company's obligations under the 1999 Plan to deliver Common Stock or payments in lieu of; provided, however, that, unless the Board of Directors otherwise determines with the consent of the affected optionee, the existence of such trusts or other arrangements is consistent with the 1999 Plan's "unfunded" status.

      The 1999 Plan may be amended, altered or discontinued by the Board of Directors to the fullest extent permitted by the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that without the approval of the Company's shareholders, no amendment, alteration or discontinuation may be made which would (i) except as a result of the provisions of Section 3(c) of the 1999 Plan, increase the maximum number of shares that may be issued under the 1999 Plan or increase the Section 162(m) Maximum, (ii) change the provisions governing ISOs except as required or permitted under the provisions governing ISOs in the Code, or (iii) make any change for which applicable law or regulatory authority (including the regulatory authority of the Nasdaq National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the 1999 Plan under Section 162(m) of the Code. No amendment, alteration or discontinuation shall be made which would impair the rights of an optionee without his consent.

      The 1999 Plan will expire on the tenth anniversary of its effective date, but awards granted prior to such tenth anniversary may be extended beyond that date.

      A majority of the votes entitled to be cast by the holders of the Company's Common Stock is necessary for approval of the adoption of the 1999 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1999 PLAN.

                                 PROPOSAL NO. 3:
                        ELIMINATION OF PREEMPTIVE RIGHTS

      The Board of Directors recommends that the Company's Charter be amended to delete Section 7, which provides that shareholders have "preemptive rights." Preemptive rights means that, except in certain circumstances, if the Board of Directors decides to issue additional shares of Company Common Stock, it must first provide all shareholders the right to purchase such shares on the same terms and conditions. There are no preemptive rights as to the shares issued as compensation to employees, directors or officers, or issued pursuant to stock options granted to such persons, or as to shares issued in acquisition transactions or other than for cash. Approval by shareholders of this proposal would eliminate preemptive rights to all of the 1,455,689 shares of Common Stock of the Company presently issued and outstanding.

      The Board of Directors believes it would be desirable to have greater flexibility to issue shares than currently allowed by the preemptive rights provision of the Charter. In particular, the Board of Directors believes that making stock available in new markets where offices are being opened by the Company would promote a more rapid growth of the Bank in such new markets, therefore being an advantage to present shareholders. In addition, the Board of Directors may utilize a portion of available shares to sell shares at fair market value to key employees, whose ownership of the Company's Common Stock is believed in the best interests of shareholders. In the event of an offering to the public generally, however, the Board of Director's intention is to continue to give all the Company's shareholders the right to acquires shares on a preemptive basis prior to making sales to the general public.

DISSENTERS' APPRAISAL RIGHTS

      Shareholders of the Company have the right to dissent from the Charter amendment abolishing preemptive rights and obtain in cash the fair value of their shares of Company Common Stock.

      In order to perfect his or her dissenters' rights with respect to the Charter amendment, a shareholder must:

      - deliver to the Company before the vote is taken, written notice of his or her intent to demand payment for his or her shares of Common Stock if the amendment to the Company's Charter eliminating preemptive rights is approved; and

      - not vote his or her shares of Common Stock in favor of the proposal to amend the Company's Charter to eliminate preemptive rights.

A vote AGAINST this proposal eliminating preemptive rights, by itself, is insufficient to satisfy a shareholder's requirement to give the Company notice under Chapter 23 of the TBCA. A shareholder is not required to vote AGAINST the proposal, but is required to "not vote the shareholder's shares in favor" of the proposal. Failure to follow the two steps disclosed above constitutes a waiver of a shareholder's appraisal rights.

      Subsequent to shareholder approval of the amendment to the Company's Charter, the Company would be required under Tennessee law to send to each of the shareholders who has perfected dissenters' rights in accordance with the steps disclosed above, written notice setting forth instructions for receipt of payment for their shares of Common Stock. Upon receipt of such notice, dissenting shareholders would become entitled to receive payment of their shares of Common Stock when they:

      -  demand payment;

      - certify that they have received their shares of Common Stock prior to date on which this Proxy Statement was first mailed to shareholders of the Company; and

      - deposit with the Company certificates representing their shares of Common Stock in accordance with the instructions set forth in the notice.

A copy of Chapter 23 of the TBCA, the Tennessee statutory provisions governing dissenters' rights, is attached as Appendix A to this Proxy Statement.

      The foregoing is only a summary of the rights of dissenting holders of Common Stock. Any holder of Common Stock who intends to dissent should carefully review the text of the Tennessee statutory law set forth in Appendix A to this Proxy Statement and should consult with such holder's attorney. The failure of a shareholder to follow precisely the procedure summarized above and set forth in Appendix A to this Proxy Statement may result in the loss of appraisal rights. No further notice of the events giving rise to appraisal rights or any steps associated therewith will be furnished to holders of Common Stock, except as indicated above or otherwise required by law.

      In general, any dissenting shareholder who perfects such holder's rights to be paid the "fair value" of such holder's Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash.

      A majority of the votes entitled to be cast by the holders of the Company's Common Stock is necessary for approval of the amendment to the Charter eliminating preemptive rights. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CHARTER TO DELETE SECTION 7 AND ELIMINATE SHAREHOLDERS' PREEMPTIVE RIGHTS.

              PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected Maggart and Associates, P.C. to serve as independent auditors for the current fiscal year upon the recommendation of the Audit Committee and considers it desirable that the selection of Maggart & Associates, P.C. be ratified by the shareholders. Maggart and Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

                    SHAREHOLDERS' PROPOSALS AND OTHER MATTERS


      Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 16, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

       For any other shareholder proposals to be timely (but not considered for inclusion in the Company's Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company's main office (listed above) prior to January 29, 2000.


                                  OTHER MATTERS

      The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

      In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.

      The Company's 1998 Annual Report is mailed herewith. A copy of the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1998, is available without charge to any shareholder upon request.


                                    By order of the Board of Directors,

                                    /s/ Jerry L. Franklin
                                    ----------------------------------------
                                    Jerry L. Franklin
                                    Secretary

Lebanon, Tennessee
March 15, 1999

                                   APPENDIX A

              CHAPTER 23 OF THE TENNESSEE BUSINESS CORPORATION ACT

                               DISSENTERS' RIGHTS

                            TENNESSEE CODE ANNOTATED
                     TITLE 48. CORPORATIONS AND ASSOCIATIONS
             CHAPTER 23. BUSINESS CORPORATIONS -- DISSENTERS' RIGHTS
            PART 1 -- RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SS. 48-23-101. DEFINITIONS

As used in this chapter, unless the context otherwise requires:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

48-23-102. RIGHT TO DISSENT

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party:

                  (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

                  (B) If the corporation is a subsidiary that is merged with its parent under ss.48-21-105;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (A) Alters or abolishes a preferential right of the shares;

                  (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                  (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                  (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                  (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

SS. 48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

         (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

SS. 48-23-201. NOTICE OF DISSENTERS' RIGHTS

(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

(c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

SS. 48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

         (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

SS. 48-23-203. DISSENTERS' NOTICE

(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

(b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

SS. 48-23-204. DUTY TO DEMAND PAYMENT

(a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the effectuation of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

(d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.




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



SS. 48-23-205. SHARE RESTRICTIONS

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

SS. 48-23-206. PAYMENT

(a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

(b)      The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3)      An explanation of how the interest was calculated;

         (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

         (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

SS. 48-23-207. FAILURE TO TAKE ACTION

(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.

SS. 48-23-208. AFTER-ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

SS. 48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206) or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

         (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

         (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

SS. 48-23-301. COURT ACTION

(a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)      Each dissenter made a party to the proceeding is entitled to judgment:

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

SS. 48-23-302. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

         (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

         (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.





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                                                                      Appendix B

Form of Proxy

                           WILSON BANK HOLDING COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NAME AND ADDRESS LABEL

      THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING TO BE HELD ON APRIL 13, 1999.


     The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned on March 15, 1999 at the Annual Meeting of Shareholders to be held Tuesday, April 13, 1999 at 7:00 p.m., (CST), at the main office of Wilson Bank and Trust, located at 623 West Main Street, Lebanon, Tennessee 37087 and any adjournment(s) thereof.


1.  ELECTION OF DIRECTORS

____  FOR all nominees (except as marked to the contrary below)

Charles Bell                 James F. Comer             Harold R. Patton
Jack W. Bell                 Jerry L. Franklin          James Anthony Patton
Mackey Bentley               John B. Freeman            H. Elmer Richerson
J. Randall Clemons           Marshall Griffith          John R. Tice
                                                        Robert T. VanHooser, Jr.

____     Withhold authority to vote for all thirteen nominees;

____ Withhold authority to vote for the following nominee(s), write that nominee's name on the line below:

         -----------------------------------------------------------------------

2.  APPROVAL OF 1999 STOCK OPTION PLAN

____ FOR                       ____ AGAINST                         ____ ABSTAIN

3.  APPROVAL OF AMENDMENT TO CHARTER REMOVING SHAREHOLDER PREEMPTIVE RIGHTS

____ FOR                       ____ AGAINST                         ____ ABSTAIN

4. RATIFICATION OF MAGGART AND ASSOCIATES, P.C. AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

____ FOR                       ____ AGAINST                         ____ ABSTAIN

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Signature                   _______________________    Date ___________________

Signature (if held jointly) _______________________    Date ___________________

         Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.

           BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                 IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED